                                                                   EXHIBIT 10.16
                                                 ****denotes information omitted
                                                       pursuant to a request for
                                           confidential treatment under Rule 406


                           GROUP PURCHASING AGREEMENT

This Agreement entered into by and between INTERNATIONAL PHYSICIAN NETWORKS, LLC D/B/A/ INTERNATIONAL UROLOGY NETWORK located at World Trade Center, 401 East Pratt Street, Baltimore, MD, 21202, on behalf of itself and on behalf of its members (hereinafter referred to as "GPO"), and VALERA PHARMACEUTICALS, INC., a Delaware corporation with offices at 8 Clarke Drive, Cranbury, NJ 08512 (hereinafter referred to as "Valera").

1. TYPE OF PROVIDER: GPO represents and warrants that it is established as a group purchasing organization as defined in 42 CFR 1001.952 (j), and is authorized to enter into group purchasing arrangements collectively on behalf of the physician-practice members of U.S. Urology, LLC, a Texas limited liability corporation. Such physician-practices also are members of GPO's group purchasing network ("U.S. Urology Practices").

2.    GPO MEMBERS

      A. GPO will supply Valera with a list of the current U.S. Urology Practices and their corresponding addresses, DEA numbers and authorized specialty distributors or wholesalers. GPO will also list what type of provider each member is (e.g., clinic, physician office, etc. . . .). GPO will notify Valera of membership changes on a monthly basis.

      B. At all times, "Eligible Members" shall mean collectively: U.S. Urology Practices that are members of the GPO or the Pharmacy Member identified below in Section 2(C) of this Agreement. Only Eligible Members shall be entitled to purchase Products hereunder. New Eligible Members added by GPO after execution of this Agreement will be able to purchase Products under the terms of this Agreement thirty- (30) days after GPO notifies Valera of this addition.

      C. For the purposes of this Agreement, the Pharmacy Member shall be US Bioservices Corporation, which at all times throughout the term of this Agreement shall be a licensed mail order or specialty pharmacy that: (i) in connection with the prescription by a licensed health care professional dispenses drugs to physicians and patients; (ii) is willing to dispense Products purchased under this Agreement only to patients of Eligible Member physicians upon request by a health care provider, patients, or the patient's payer, and to the extent permissible under such payer coverage policies, is able and willing to assume complete financial risk for dispensed Product(s) costs, including costs related to its infusion by filing claims with the payer(s) and collecting and accepting any such patients' and payers' reimbursement as complete payment; and (iii) offers and is able to provide drug management and patient care support services.

      D. Upon execution of this Agreement, GPO shall notify each Eligible Member about the terms of this Agreement and it shall also notify new Eligible Members after they join U.S. Urology, LLC.

 3.   PRODUCTS AND PRICES

      A. Attached hereto, as Exhibit A, is a list of the Valera products ("Products") covered by this Agreement and corresponding prices that shall be available for all purchases of Eligible Members throughout the term of this Agreement, including the related percentage reduction provided for hereunder ("Contract Prices"). Eligible Members may purchase the Products from GPO's designated wholesale distributor, Besse Medical ("Besse"), subject to distribution terms agreed upon by and between Besse and Valera, or such other authorized distributor approved by Valera, at a price equal to the Contract Price, plus any markup. other fee or markdown charged or allowed to the Eligible Member by such specialty distributor or wholesaler for its services. The amount of any such markup, fee or markdown is strictly a matter between the Eligible Member and the specialty distributor or wholesaler and is not a part of this Agreement.

      B. GPO will supply Valera with a list of the individual facilities (and corresponding addresses and DEA numbers) where each Eligible Member will purchase Products.

      C. Subsequent to the first contract year the Contract Prices will be subject to annual price adjustments by Valera; provided, however, that any discount provided to the Eligible Members pursuant to Exhibit A of this Agreement, or any other price reductions provided to the Eligible Members shall not be modified or otherwise adjusted without the mutual agreement of the parties.

      D. GPO will receive fees from Valera as set forth on Exhibit B, a copy of which is attached hereto and incorporated herein by reference. GPO represents and warrants that it has entered into a written agreement with its Eligible Members and that such agreement describes the fee that GPO will receive hereunder from Valera to the extent required under applicable laws and regulations. GPO furthers represents and warrants that it will disclose in writing to each of its Eligible Members, at least annually, the amount GPO received from Valera with respect to purchases made by or on behalf of such Eligible Member.

 4.   PRODUCT STATUS

      GPO shall inform the Eligible Members about this arrangement and the Products covered by the terms of this Agreement, including providing its Eligible Members the appropriate clinical and scientific information regarding the Products. The provision of such clinical and/or scientific information shall occur through various venues subject to the limitations set forth on Exhibit B, Paragraph B (iv) of this Agreement, including at least the programs, meetings, and communications consistent with the obligations set forth on Exhibit B of this Agreement. The parties understand and agree that nothing herein shall require any of the Eligible Members to purchase any of the Products and/or Valera's


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 2
      services, and that nothing herein is intended to interfere with all Eligible Members' utilization of their independent medical judgment in prescribing Products.

 5.   CONTRACT PERIOD

      The term of this Agreement will be effective as of December 1, 2004, and will expire on November 30, 2005.

 6.   TERMINATION

      A. Either Party may terminate this Agreement if the other Party breaches any of its obligations or provisions of this Agreement; provided however, that the defaulting Party will be given not less than thirty- (30) days' prior written notice of such default and the opportunity to cure the default during such period.

      B. In addition, Valera may immediately terminate any Eligible Member's ability to participate in this Agreement in the event it determines that such Eligible Member has violated any material terms and condition of such Eligible Member's participation hereunder.

 7.   PRODUCT AVAILABILITY

      This Agreement is subject to Product availability. It is understood that in situations of short supply, orders of Eligible Members may have to be reduced. Valera will take reasonable steps to provide Products in short supply to all of its customers, including Eligible Members, on an equitable basis.

 8.   RETURNED GOODS

      Products may be returned under the standard Valera Returned Goods Policy, a copy of which will be supplied to GPO upon request.

 9.   CONFIDENTIALITY

      The parties will keep all the terms, conditions, and prices in this Agreement confidential.

 10.  GENERAL TERMS AND CONDITIONS

      A. GPO and Eligible Members agree to provide complete information concerning the discounted prices on the Products available under this Agreement, including any rebate which may be applicable, to representatives of Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C.Section 1320a-7b(f)) upon request. If GPO or any Eligible Member is a cost reporting entity, it will fully and accurately report the amount of the discount, including any rebates earned, under


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 3
            this Agreement as a discount on Medicare, Medicaid and other Federal health care program cost reports.

      B. The obligations of either Party hereunder will be suspended in the event that such Party is hindered or prevented from complying therewith because of labor disturbances (including strikes and lockouts), wars, fires, storms, accidents, or interference or any other cause beyond such Party's reasonable control.

      C. Any failure of either Party to require the other Party to comply with any provision of this Agreement will not be deemed a waiver of such provision or any other provision of this Agreement.

      D. Each Party represents that its performance under this Agreement will be in full compliance with any and all applicable laws and regulations. GPO and Eligible Members shall comply with all applicable laws relating to the dispensing of Products purchased under this Agreement, including without limitation any state and/or local laws and regulations relating to drug product selection and consumer protection, and will fully advise consumers, if required, of the basis on which any product selection has been made, including the existence of this Agreement.

      E. GPO, Eligible Members, Besse, and any other designated specialty distributors/wholesalers will not be deemed agents of Valera.

      F. The Contract Prices and terms of this Agreement shall apply only to those facilities of Eligible Members located in the continental U.S., Alaska and Hawaii.

      G. This Agreement will be construed in accordance with the laws of the State of Delaware with the exception of its choice of law principles. Any clause, section or paragraph of this Agreement which is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable will be deemed severed from the remainder of the Agreement and will have no effect on the legality, validity, or enforceability of the remaining provisions.

      H. Original copies of all notices hereunder will be hand-delivered, sent by first class mail or overnight mail to the addresses specified in this Agreement. Notice will be deemed given on the date of mailing.

      I. GPO or Eligible Members may not assign the rights or obligations contained in this Agreement except with the prior written consent of Valera.

      J. This Agreement and the Exhibits referenced herein represent the entire understanding between the parties with respect to the subject matter hereof, and supersedes any previous agreements entered into by the Parties relating to the subject matter hereof. Any amendment or renewal of this Agreement or any Exhibit shall be in writing and signed by both parties.


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 4

      K. Execution of this Agreement by the Parties indicates acceptance of the terms and conditions herein on behalf of itself and on behalf of its members.

Each of the signatories represents that he/she is duly authorized to sign this Agreement, and this Agreement is a binding obligation of the party on whose behalf it is signed.

AGREED AND ACCEPTED:

      VALERA PHARMACEUTICALS, INC.

      By:    /s/ David S. Tierney
             -------------------------------

      Title: President and CEO
             ----------------------------

      Date:  3/18/2005
             -----------------------------



      INTERNATIONAL PHYSICIAN NETWORKS, L.L.C.

      By:    /s/ Anthony Corrao
             -------------------------------

      Title: President, GM IPN
             ----------------------------

      Date:  3-21-05
             -----------------------------


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 5

                                    EXHIBIT A

A.    PRODUCTS COVERED BY THIS AGREEMENT AND RELATED CONTRACT PRICE(1)

                                                  Q1/05
                     VANTAS                   CONTRACT PRICE   DISCOUNT OF WAC
                     ------                   --------------   ---------------
      U.S. Urology Practices                        ****            ****
      US Bioservices Corporation                    ****            ****


                                                  Q2/05        DISCOUNT OF WAC
                     VANTAS                   CONTRACT PRICE
                     ------                   --------------   ---------------
      U.S. Urology Practices                        ****            ****
      U.S. Bioservices Corporation                  ****            ****


--------
(1) The parties will determine the Contract Price and related discounts for Q3 and Q4 2005 upon the calculation and configuration of the Products Average Sales Price.


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 6

                                    EXHIBIT B


A.    ADMINISTRATIVE FEES

       GPO shall receive a **** administrative fee on aggregate sales of the Products to Eligible Members at the Contract Price.

       The fees provided for above shall be paid by Valera to GPO quarterly, within sixty- (60) days after each three- (3) month period during the term of this Agreement. Valera agrees to provide GPO with reasonable access to all materials and documents that may be necessary to ensure the accuracy of any fees paid hereunder.

B.    ADMINISTRATIVE ASSISTANCE

      GPO will provide Valera the following administrative assistance subject to the limitations set forth below:

      i. Provide Eligible Member data at physician level on utilization (de-identified as to patient identity as required by law).

      ii. Inform Eligible Members about the terms of this Agreement, including the distribution services available through Besse, and otherwise administer the terms of this Agreement on behalf of Valera.

      iii. Allow Valera representatives the opportunity to attend certain designated meetings of U.S. Urology Practices during the term of this Agreement.


--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 7

                                  ATTACHMENT 1


                                                                                  Designated
                                                                                   Specialty
          Clinic or Physician                                                   Distributor or
                 Office           DEA #           Address           Phone #    Wholesaler/Address
                 ------           -----           -------           -------    ------------------






--------------------------------------------------------------------------------
Valera GPO Agreement for U.S. Urology   Page 8